SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
| | Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 ANADIGICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     |X| No fee required.
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         0-11.

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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
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


                                        A


                               35 Technology Drive
                                Warren, NJ 07059

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2000


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of ANADIGICS, Inc., a Delaware corporation ("ANADIGICS"), will be held on Wednesday, May 24, 2000 at 10:00 o'clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07052, for the purpose of considering and acting upon the following:

     1) The election of two Class II Directors of ANADIGICS to hold office until 2003.
     2) To approve an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of ANADIGICS' Common Stock by 76,000,000 to 144,000,000.
     3) To approve an amendment to the 1995 Long Term Incentive and Share Award Plan to increase the number of shares issuable thereunder by 750,000 to 4,912,500.
     4) The ratification of Ernst & Young LLP as independent auditors of ANADIGICS for the fiscal year ending December 31, 2000.
     5) The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 4, 2000 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be open for the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at the office of ANADIGICS.

     Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date, and return promptly the enclosed proxy in the accompanying envelope.

     The Annual Report, Proxy Statement and Proxy are enclosed with this notice and were mailed at New York, NY on or about May 3, 2000.

                                    By order of the Board of Directors


                                    Thomas C. Shields
                                    Secretary


IMPORTANT: Please sign, date, and return the enclosed Proxy immediately whether or not you plan to attend the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

                                        A

                               35 Technology Drive
                                Warren, NJ 07059

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION OF PROXIES

     This Proxy Statement, which is being mailed to stockholders on or about April 28, 2000, is furnished in connection with the solicitation by the Board of Directors of ANADIGICS, Inc., a Delaware corporation ("ANADIGICS" or the "Company"), of proxies for use at its Annual Meeting of Stockholders to be held on Wednesday, May 24, 2000, at 10:00 o'clock a.m. (E.S.T.), at the Somerset Hills Hotel, 200 Liberty Corner Road (Route 525), Warren, New Jersey 07052, and at any adjournment of the Annual Meeting.

     Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations, ANADIGICS, Inc., 35 Technology Drive, Warren, New Jersey 07059, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advanced. Tickets may be issued to others at the discretion of the Company.

     At the meeting, stockholders will be asked to elect two Class II Directors, to approve an amendment to the Amended and Restated Certificate of Incorporation, to approve an amendment to the 1995 Long Term Incentive and Share Award Plan, and to ratify the appointment of independent auditors. Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the proxy card is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted FOR the election of the Director-nominees listed below, FOR the adoption of an amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock by 76,000,000 to 144,000,000, FOR the adoption of an amendment to the 1995 Long Term Incentive and Share Award Plan to increase the number of shares issuable thereunder by 750,000 to 4,912,500 and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. Proxies will also be solicited on behalf of management by ChaseMellon Shareholder Services for a fee of approximately $9,000 which will be borne by the Company.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

     A proxy may be revoked by giving the Secretary of ANADIGICS written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel a proxy at the meeting.

                       ANNUAL MEETING QUORUM REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. Only holders of record of Common Stock at the close of business on April 4, 2000 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

     As of March 31, 2000 the Company had issued and outstanding approximately 29,750,000 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.

                             PRINCIPAL STOCKHOLDERS

     The following table lists all persons known to be the beneficial owner of more than 5% of ANADIGICS, Inc. outstanding Common Stock as of March 17, 2000.


                                                                                                     % Beneficial
Name and Address                                                          Number of Shares            Ownership

Kopp Investment Advisors, Inc.                                                2,357,527 (1)               13.0
7701 France Avenue South, Suite 500, Edina, MN 55435

AMVESCAP PLC                                                                    993,400 (2)                5.5
1315 Peachtree St.,.0 Atlanta, GA 30309

Westport Assets Management, Inc.                                                974,000 (3)                5.4
253 Riverside Avenue, Westport, CT 06880

Wellington Management Company, LLP                                              948,700 (4)                5.2
100 Park Avenue, New York, NY 10006

     (1)  As reported by Kopp Investment Advisors, Inc. and related entities on
          Schedule 13G/A filed with the Securities and Exchange Commission dated February 4, 2000.

     (2) As reported by AMVESCAP PLC and related entities on Schedule 13G/A filed with the Securities and Exchange Commission dated February 4, 2000.

     (3) As reported by Westport Assets Management, Inc. on Schedule 13G/A filed with the Securities and Exchange Commission dated February 16, 2000.

     (4) As reported by Wellington Management Company, LLP and related entities on Schedule 13G filed with the Securities and Exchange Commission dated February 11, 2000.

        INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                               BOARD OF DIRECTORS

     The Company's bylaws provide that the Board of Directors shall be divided into three classes designated

Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors; provided, however, that in no case will a decrease in the number of Directors shorten the term of any incumbent Director. The Board of Directors is presently comprised of seven members.

     The term of office for each Director in Class II expires at the Annual Meeting in 2000; the term of office for each Director in Class III expires at the Annual Meeting in 2001; and the term of office for each Director in Class I expires at the Annual Meeting in 2002. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

     Effective January 31, 2000, Mr. Bruns Grayson resigned as a member of the Board of Directors (Class I) and Mr. Dennis Strigl was elected to the Board of Directors (Class I).

                        PROPOSAL I: ELECTION OF DIRECTORS

     At the 2000 Annual Meeting, two Directors are to be elected to hold office until the 2003 Annual Meeting of Stockholders. All of the nominees are currently serving as Directors.

     The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. If any nominee becomes unavailable for election, then those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

     The nominees for Director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for such individuals and will be excluded from the vote.

The Board of Directors recommends a vote "FOR" each of the nominees listed below:

                       NOMINEES FOR TERMS EXPIRING IN 2003
                              (Class II Directors)

PAUL BACHOW (Age 48)

     Mr. Bachow has served as a director of the Company since January 1993. He has been President of Bachow & Associates, Inc. since its formation in December 1989, and its predecessors, Bachow and Elkin Co., Inc. and Paul S. Bachow Company from December 1985 to December 1989. Mr. Bachow also acts as President of the general partner of each of Paul S. Bachow Co-Investment Fund, L.P., Bachow Investment Partners III, L.P. and Bachtel Cellular Liquidity, L.P. He has a B.A. from American University, a J.D. from Rutgers University and a Masters Degree in tax law from New York University, and is a C.P.A. Mr. Bachow serves as director of Deb Shops, Inc., and Digital Microwave Corporation, as well as several private companies.

BAMI BASTANI (Age 46)

     Dr. Bastani has served as a director and President and CEO of the Company since October 1998. Prior to joining ANADIGICS, Dr. Bastani served as Executive Vice President, System LSI Group for Fujitsu Microelectronics, Inc., from 1996 to 1998. From 1985 to 1996, Dr. Bastani held various positions at National Semiconductor. Dr. Bastani received a B.S.E.E. from the University of Arkansas and a Ph.D. and M.S. in Electrical Engineering from Ohio State University.

     The following Directors of the Company will continue to serve in accordance with their existing terms.

                    DIRECTORS CONTINUING IN OFFICE UNTIL 2001
                              (Class III Directors)

DAVID FELLOWS (Age 47)

     Mr. Fellows has served as a director of the Company since September 1994. Mr. Fellows has been a Principal with Pilot House Associates and has been president of Fellows Associates since 1998. Prior to that he was Chief Technology Officer of MediaOne and Senior Vice President at Continental Cablevision, Inc. (acquired by MediaOne), since 1992. From 1987 until 1992, Mr. Fellows was employed by Scientific Atlanta's Transmission Systems Business Division, where he served as President. Mr. Fellows received his Bachelor Degree in Engineering and Applied Physics from Harvard College and a Masters Degree in Electrical Engineering from Northeastern University.

RONALD ROSENZWEIG (Age 62)

     Mr. Rosenzweig, a co-founder of ANADIGICS in 1985, has served as a director of the Company since its inception and Chairman of the Board of Directors since 1998. Prior to 1998, Mr. Rosenzweig served as President and Chief Executive Officer of the Company since its inception in 1985. He serves as a director on the board of General Semiconductor. He was a co-founder of MSC and served as President and CEO of MSC from 1968 to 1983. Mr. Rosenzweig received his B.Ch.E degree from City College of New York.

LEWIS SOLOMON (Age 66)

     Mr. Solomon has served as a director of the Company since September 1994 and, previously, from 1985 to 1989. Mr. Solomon has been Chairman of G&L Investments since 1990 in addition to serving as a director on the boards of Anacomp Inc., Artesyn Technologies Inc., Terayon Communications Inc. and several private companies. Prior to joining G&L Investments, Mr. Solomon was an Executive Vice President with Alan Patricof Associates from 1983 to 1986, and a Senior Vice President of General Instrument from 1967 to 1983. Mr. Solomon received a Bachelor Degree in Physics from St. Joseph's College and a Masters Degree in Industrial Engineering from Temple University.

                    DIRECTORS CONTINUING IN OFFICE UNTIL 2002
                               (Class I Directors)

HARRY REIN (Age 55)

     Mr. Rein has served as a director of the Company since 1985. He was a principal founder of Canaan Venture Partners in 1987 and has served as Managing General Partner since its inception. From 1979 to 1987, Mr. Rein held various positions at GE, directing several of GE's lighting businesses as general manager before becoming President and CEO of GE Venture Capital Corporation. He is also a director of several private companies.

DENNIS F. STRIGL (Age 54)

     Mr. Strigl has served as a director since January 2000. Mr. Strigl has served as President and CEO of Verizon Wireless and Bell Atlantic NYNEX Mobile since 1991, and in August 1997 was elected Group President and Chief Executive Officer of the Global Wireless Group of Bell Atlantic. Prior to such positions, Mr. Strigl was Vice President of Operations of and Chief Operating Officer of Bell Atlantic New Jersey, Inc. (formerly New Jersey Bell Telephone Company) and served on its Board of Directors. Mr. Strigl currently serves on the board of directors of General Magic Corp., Grupo Iusacell, and Salient 3 Communications, Inc. Mr. Strigl holds an undergraduate degree in Business Administration from Canisius College and an M.B.A. from Fairleigh Dickinson University.

COMMITTEES OF THE BOARD

     The standing committees of the ANADIGICS, Inc. Board of Directors are as follows:

     The Audit Committee is responsible for (i) determining the adequacy of the Company's internal accounting and financial controls, (ii) reviewing the results of the audit of the Company performed by the independent public accountants, and
(iii) recommending the selection of independent public accountants. Messrs. Bachow, Grayson and Solomon were members of the Audit Committee during fiscal 1999. The Audit Committee met two times during the 1999 fiscal year. Messr. Rein will replace Messr. Grayson as a member of the Audit Committee.

     The Compensation Committee determines matters pertaining to the compensation of certain executive officers of the Company and administers the Company's stock option, incentive compensation, and employee stock purchase plans. Messrs. Grayson and Bachow were members of the Compensation Committee during fiscal 1999 and met once during the 1999 fiscal year. Messr. Strigl will replace Messr. Grayson as a member of the Compensation Committee.

     The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. Messrs. Bachow, Bastani, Burton, Fellows, Rein, and Rosenzweig were members of the Executive Committee during fiscal 1999. The Executive Committee met four times during the 1999 fiscal year.

     During fiscal 1999, the Board of Directors met four times. Each of the Directors attended at least 75% of the aggregate of all meetings the Board held.

EXECUTIVE OFFICERS OF THE COMPANY

     The current executive officers of the Company are as follows:

Name                       Age       Position

Bami Bastani               46        President, Chief Executive Officer and Director
Ronald Rosenzweig          62        Chairman of the Board of Directors and Director
Charles Huang              52        Executive Vice President and Chief Technical Officer
Thomas C. Shields          41        Senior Vice President and Chief Financial Officer
Bruce Diamond              40        Senior Vice President, Operations

     Set forth below is certain information with respect to the Company's executive officers. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships between executive officers or directors of the Company. Information on Dr. Bastani and Mr. Rosenzweig is listed in the Director profile above.

     Dr. Huang, a co-founder of ANADIGICS in 1985, has served as Executive Vice President of the Company since its inception and a Director until April of 1999. He was director of GaAs research and development and wafer fabrication services at Avantek from 1980 to 1984. Dr. Huang received his Ph.D.E.E. at the University of California, Berkeley.

     Mr. Shields joined ANADIGICS effective July 30, 1999 as Senior Vice President and Chief Financial Officer. Prior to joining ANADIGICS, Mr. Shields served as Vice President and Controller of Fisher Scientific Company from 1997 to 1999. From 1994 to 1997, Mr. Shields served as Vice President and Controller for Harman Consumer Group. From 1986 to 1994, Mr. Shields served in various positions with Baker & Taylor, Inc. Mr. Shields received his B.S. and M.B.A. degree from Fairleigh Dickinson University in New Jersey.

     Mr. Diamond joined ANADIGICS as Senior Vice President, Operations in 1997. Prior to joining us, Mr. Diamond served as the Managing Director of National Semiconductor Company's wafer fabrication plant in Scotland from 1994 to 1997. From 1982 to 1994, Mr. Diamond served in various positions with National

Semiconductor Company. Mr. Diamond received his B.S.E.E. from the University of Illinois.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's review of copies of all disclosure reports filed by directors and executive officers of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during the fiscal year.

STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth as of March 31, 2000 certain information about stock ownership of each Director and nominee for directorship, the Chief Executive Officer and the next four most highly compensated executive officers, and all Directors and executive officers as a group.

                                             Common Stock          % Beneficial
Name                                         Beneficially Owned    Ownership
----                                         -------------------   ---------

Paul Bachow                                          172,394 (1)           (7)
David Fellows                                         69,750 (1)           (7)
Harry Rein                                            74,928 (1)           (7)
Lewis Solomon                                         27,000 (2)           (7)
Bami Bastani                                          85,717 (3)           (7)
Ronald Rosenzweig                                    253,207 (4)           (7)
Dennis Strigl                                                  -           (7)
Charles Huang                                        623,872 (5)           2.1
Thomas C. Shields                                              -           (7)
Bruce Diamond                                        162,567 (6)           (7)
All Directors and Executive Officers
  as a group                                          1,465,720            4.9

(1) Includes 69,750 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(2) Includes 27,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(3) Includes 75,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(4) Includes 90,000 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(5) Includes 300,362 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(6) Includes 157,500 shares of common stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(7)  Less than 1%.

                    COMPENSATION AND OTHER TRANSACTIONS WITH
                   DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Company for the last three fiscal years of those persons who at December 31, 1999, were (i) the chief executive officer of the Company and (ii) the other four most highly compensated executive officers of the Company (collectively, the "named executive officers"):

                           Summary Compensation Table

                                                                                                        Long-Term
                                                                                                      Compensation
                                                                                                            Awards
                                                       Annual Compensation                             (Securities
                                                                                  Other Annual          Underlying
                                         Year          Salary        Bonus(1)    Compensation(2)          Options)
                                         ----          ------        -----       ---------------          --------
Name and Principal Position

Bami Bastani (3).................        1999        $420,000       $504,000          $190,214           150,000
    Chief Executive Officer              1998         $98,539       $100,000           $61,587           675,000
                                         1997               -              -                 -                 -

Ronald Rosenzweig................        1999         241,500        301,875             2,120                 -
    Chairman of the Board                1998         241,544              -            15,123           315,000
                                         1997         226,573        198,375             5,231            90,000

Charles Huang....................        1999         207,692        230,129               120            37,500
    Executive Vice President             1998         207,692              -             3,877           217,500
                                         1997         196,954        151,800             2,553            67,500

Thomas C. Shields (3)............        1999          73,077        112,500            77,680            93,750
    Senior Vice President                1998               -              -                 -                 -
                                         1997               -              -                 -                 -

Bruce Diamond (3)................        1999         194,769        218,955               120            60,000
    Senior Vice President                1998         180,000        100,000               120           135,000
                                         1997          38,077         66,705               120            90,000

John F. Lyons (4)................        1999         160,000        177,285               120                 -
    Senior Vice President                1998         166,154              -             1,453            75,000
                                         1997         158,604        121,440               894            45,000


(1) Represents bonuses earned as follows: 1999's bonus earned was paid during 1999 and February 2000. In addition to the performance bonus earned during 1999, Mr. Shields also received a $50,000 bonus upon his acceptance of employment with the Company. Except for Mr. Diamond and Dr. Bastani, no bonus was earned by any executive officer for 1998. Mr. Diamond's 1998 bonus was a guaranteed bonus as part of his employment agreement with the Company and Dr. Bastani's 1998 bonus was a sign-on bonus as part of his employment agreement with the Company. 1997's bonus earned was paid in 1998 as follows: 40% during the first quarter of 1998 and the remaining 20% during the second, third, and fourth quarters of 1998.

(2) Represents the value of income tax preparation services provided to Mr. Rosenzweig by the Company's auditors, relocation expenses incurred by Dr. Bastani and Mr. Shields, and premiums paid for medical insurance covering each of the named executive officers.

(3) Mr. Shields, Dr. Bastani, and Mr. Diamond were employed for less than a full year in 1999, 1998, 1997, respectively. As such, their salary amounts for these years only represent salary earned from start date through the end of the fiscal year.

(4) Mr. Lyons was employed as Senior Vice President and Chief Financial Officer from January 1, 1999 through August 1, 1999. Subsequent to August 1, 1999, Mr. Lyons continued as Senior Vice President through December 31, 1999, at which time Mr. Lyons resigned from the Company.

STOCK OPTIONS AND CERTAIN OTHER COMPENSATION

     The following table presents the stock options granted to the named executive officers in fiscal 1999 under the Company's 1995 Long Term Incentive and Share Award Plan:

                        Option Grants in Last Fiscal Year

                                             Percent of
                                             Total
                               Number of     Options                                            Value at Assumed
                               Securities    Granted to                              Annual Rates of Stock Price
                               Underlying    Employees     Exercise                             Appreciation for
                               Options       in Fiscal     Price per    Expiration                   Option Term
                                                                                                     -----------
Name                           Granted (1)        Year     Share (2)    Date                  5%            10%
----                           -----------        ----     ---------    ----                  --            ---

Bami Bastani                       150,000       8.4%         $34.33      12/9/09       $3,238,493       $8,206,977

Charles Huang                       37,500       2.1%          34.33      12/9/09          809,623        2,051,744

Thomas C. Shields                   75,000       4.2%          21.75      08/2/09        1,025,844        2,599,792
                                    18,750       1.1%          34.33      12/9/09          404,812        1,025,872

Bruce Diamond                       60,000       3.5%          34.33      12/9/09        1,295,397        3,282,791

(1) One-third of the options become exercisable one year from the date of grant. The remaining two-thirds of the options become exercisable ratably on a quarterly basis over the following two years.

(2) The exercise price of the stock options was based on the fair market value of the stock on the date of grant.

 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                        Stock Price at 12/31/99 $31.4530

                                                            # of                         Value of
                                                            Securities
                                                            Underlying                   Unexercised
                                                            Unexercised                  In-the-money
                                Shares                      Options at                   Options at
                                Acquired      Value         FY-End                       FY-End
                                on Exercise   Realized      Exercisable   Unexercisable  Exercisable      Unexercisable
                                -----------   --------      -----------   -------------  -----------      -------------

Bami Bastani----------------             -             -        225,000       600,000        $6,138,675    $12,277,350
Ronald Rosenzweig-----------       151,861    $1,943,316        172,500       202,500         3,299,393      5,103,233
Charles Huang---------------             -             -        267,487       176,874         5,903,781      3,370,361
Bruce Diamond---------------             -             -        120,000       165,000         1,316,730      1,708,575
Thomas C. Shields-----------             -             -              -        93,750                 -        727,725
John F. Lyons---------------       148,290    $2,158,027         42,496             -           984,815              -

COMPENSATION OF DIRECTORS

     Non-management Directors receive options under the 1995 Long Term Incentive and Share Award Plan (the "1995 Plan"). Under the 1995 Plan, a grant of options to purchase 15,000 shares of Common Stock will automatically be granted on the date a Director is first elected to the Board with an exercise price per share equal to 100% of the market value of one share on the date of grant. Each option so granted will expire ten years after the date of grant and will become exercisable in three equal installments commencing on the date of grant and annually thereafter. Directors receive an annual grant of options to purchase 10,000 shares of Common Stock at the fair market value as determined on the date of grant, which options will vest on December 31 in the year granted. In addition, each non-management Director receives $10,000 per year for Board services, $1,000 for each Committee meeting attended, and reimbursement for ordinary expenses incurred in connection with attendance at such meetings.

     The Company has also entered into a consulting agreement dated January 1, 2000 with a member of its Board of Directors, Mr. Lewis Solomon. Terms of the agreement include monthly payments of $10,000 by the Company to Mr. Solomon for consulting services rendered during 2000.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Chief Executive Officer. In August 1998, Dr. Bamdad Bastani, President, Chief Executive Officer and member of the Board of Directors, entered into an employment agreement with the Company pursuant to which he was to receive an annual base salary, bonus, stock options, relocation expenses, and executive benefits. Dr. Bastani's base salary in 1999 was $420,000. Dr. Bastani received a bonus equal to 120% of his base salary since the Compensation Committee determined that the Company exceeded operational, strategic, and financial goals approved by the Board of Directors during January 1999. Also, under the terms of his employment with the Company, Dr. Bastani was given non-qualified options to purchase 675,000 shares of the Company's Common Stock at the fair market value on the date of grant. One-third of the non-qualified options become exercisable on the first anniversary of the date of grant, one-third become exercisable on the second anniversary of the date of grant, and the remaining one-third become exercisable on the third anniversary of the date of grant. During 1999, the Compensation Committee authorized an additional grant of non-qualified options to Dr. Bastani to purchase 150,000 shares of Common Stock at the fair market value on the date of grant. One-third of these options become exercisable after one-year from the date of grant and the remaining two-thirds become exercisable equally on a quarterly basis over the next two years.


     If the Company terminates Dr. Bastani without cause, he shall be entitled to an amount equal to 200% of the sum of (A) his then annual base salary plus
(B) his bonus, if any earned during the immediately preceding calendar year, health benefits for a maximum of twenty-four months, and immediate vesting of all non-qualified stock options.

     Chairman of the Board. In September 1998, Ronald Rosensweig, Chairman of the Board of Directors, entered into an employment agreement through July 2, 2002 with the Company pursuant to which he was to receive an annual base salary, bonus, stock options, and executive benefits. Mr. Rosensweig's base salary in 1999 was $241,500. Mr. Rosensweig also received a bonus equal to 125% of his base salary. Also, under the terms of his employment with the Company, Mr. Rosensweig was given non-qualified options to purchase 225,000 shares of the Company's Common Stock at the fair market value on the date of grant. One-third of the non-qualified options become exercisable on the first anniversary of the date of grant and the remaining 150,000 shares become exercisable at the rate of 18,750 shares at the end of each 90 day period subsequent to the first anniversary date of grant. As part of his employment agreement, Mr. Rosenzweig's salary shall be at an annual rate of $200,000 in 2000 and $100,000 in 2001 and 2002. Mr. Rosenzweig shall also be entitled to a bonus of up to $100,000 based upon performance in 2000 and 50% of his annual salary during 2001 and 2002.

     If the Company terminates Mr. Rosensweig without cause, he shall be entitled to an amount equal to the sum of (A) his then annual base salary plus
(B) his bonus, if any earned during the immediately preceding calendar year, health benefits for a maximum of twenty-four months, and immediate vesting of all non-qualified stock options that would have vested within twelve months of the date of termination of employment.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee establishes and reviews the compensation of the Company's executive officers. The Compensation Committee of the Board of Directors consists entirely of non-employee directors.

     Compensation Philosophy. The Company's executive compensation program is designed to attract and retain key executives who will enhance the performance of the Company, promote its long-term interest and build stockholders' equity. The Compensation Committee sought to align total compensation for executive management with corporate performance. The Company's executive compensation package generally includes four main components:

1) A base salary which is established at levels considered appropriate for the duties and scope of responsibilities of each officer's position.

2)   A bonus potential which is tied directly to operating objectives.

3) A stock option award to increase stock ownership in the Company and align executive compensation with stockholder interests.

4) Other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the ANADIGICS, Inc. Employee Savings and Protection Plan ("401(k) Plan").

     The Compensation Committee places a particular emphasis on variable, performance based components, such as the bonus potential and stock option awards, the value of which could increase or decrease to reflect changes in corporate and individual performances.

     CEO Compensation. Dr. Bastani's base salary in 1999 was $420,000, which was determined to be competitive in order to attract Dr. Bastani to the Company in August 1998. Dr. Bastani received a bonus equal to 120% of his base salary since the Compensation Committee determined that the Company exceeded operational, strategic, and financial goals approved by the Board of Directors during January 1999. During 1999, the Compensation Committee authorized a grant of non-qualified options to Dr. Bastani to purchase 150,000 shares of Common Stock at the fair market value on the date of grant. One-third of these options become exercisable after one-year from the date of grant and the remaining two-thirds become exercisable equally on a quarterly basis over the next two years.

     If the Company terminates Dr. Bastani without cause, he shall be entitled to an amount equal to 200% of the sum of (A) his then annual base salary plus
(B) his bonus, if any earned during the immediately preceding calendar year, health benefits for a maximum of twenty-four months, and immediate vesting of all non-qualified stock options.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not qualified performance-based compensation under the Internal Revenue Code. Non-performance-based compensation paid to the Company's executive officers for the 1999 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company's executive officers for the 2000 Fiscal Year within that limit.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company's shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

                                                  Compensation Committee:
                                                  Dennis Strigl
                                                  Paul Bachow

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock from the initial public offering date through December 29, 1999 with the cumulative total return on the Nasdaq Stock Market Index and the Nasdaq Electronic Components Stocks Index (SIC Code 367). The Company is included in both indexes. The comparison assumes $100 was invested on April 20, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company did not declare, nor did it pay any cash dividends during the comparison period. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.




[OBJECT OMITTED]




     PROPOSAL II: ADOPTION OF AMENDMENT TO CERTIFICATION OF INCORPORATION TO
                INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

     Pursuant to Article IV of the Company's Amended and Restated Certificate of Incorporation, the Company is authorized to issue 74,000,000 shares of all classes of capital stock, consisting of (i) 68,000,000 shares of Common Stock,
(ii) 1,000,000 shares of non-voting common stock, par value $.01 per share ("Non-Voting Common Stock"), and (iii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). On March 31, 2000 the Company had issued and outstanding approximately 29,750,000 shares of Common Stock. In addition, the Company had approximately 5,190,000 shares of Common Stock reserved for issuance under the Company's stock purchase and stock option plans and outstanding warrants. There were no outstanding shares of Non-Voting Common Stock or Preferred Stock as of March 31, 2000.

     On March 31, 2000, the Board of Directors unanimously proposed and declared advisable amendments to Article IV of the Amended and Restated Certificate of Incorporation of the Company which would increase the number of authorized shares of Common Stock by 76,000,000 shares to 144,000,000 shares and the number of authorized shares of all classes of capital stock from 74,000,000 to 150,000,000 shares. If this proposal is adopted, the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation would read as follows:

         "The Corporation shall be authorized to issue 150,000,000 shares of all classes of capital stock, consisting of (i) 144,000,000 shares of common stock, par value $.01 per share ("Common Stock"), (ii) 1,000,000 shares of non-voting common stock, par value $.01 per share ("Non-Voting Common Stock"; together with the Common Stock, "Common Shares"), and (iii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

Description of the Proposed Amendment to Increase the Number of Authorized Shares of Common Stock.

     The Board of Directors of the Company considers it prudent and in the best interests of the Company and its stockholders to have a substantial number of shares of Common Stock authorized by the Amended and Restated Certificate of Incorporation, which are available for issuance in order to provide the Company with financing and business flexibility. Common Stock may be issued by the Company in connection with future acquisitions or equity financings, stock splits or stock dividends, conversion or exchange of outstanding securities, in connection with management incentive or employee benefit plans, or under other circumstances. There are currently no agreements or understandings regarding the issuance of any additional shares of Common Stock.

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, and, to the extent issued, would have the same rights and privileges as the shares of Common Stock currently outstanding. No holder of Common Stock is entitled to any preemptive right to subscribe for or purchase any stock or other security of the Company, except pursuant to the terms of the Company's Shareholders' Rights Agreement.

     The increase in the number of authorized shares of Common Stock and the issuance of a substantial amount of such shares or the granting of an option to purchase a substantial amount of Common Stock could have the effect of delaying or preventing a change-of-control of the Company without further action by the stockholders (for example, by decreasing the percentage of the share ownership of those persons seeking to obtain control). Under applicable law, the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interest of the Company and its stockholders at the time of such issuance.

     The affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote at the Annual Meeting is required to approve the proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized Common Stock of the Company. Abstention and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote "FOR" the proposal to amend
Article IV of the Amended and Restated Certificate of Incorporation of ANADIGICS for the purpose of increasing the authorized number of shares of Common Stock.

     PROPOSAL III: ADOPTION OF AMENDMENT TO THE 1995 LONG-TERM INCENTIVE AND
                                SHARE AWARD PLAN

     The 1995 Plan is intended to provide a means to attract, retain and motivate selected employees of the Company and non-employee Directors of the Company. The 1995 Plan provides for the grant to eligible employees of incentive stock options ("ISO"), non-qualified stock options ("NQSO"), stock appreciation rights, restricted shares and other share based awards (collectively, "Awards"). All employees and Directors are eligible to participate in the 1995 Plan. The portion of the 1995 Plan applicable to employees is administered by the Compensation Committee of the Board of Directors of the Company or such other committee designated by the Board (the "Compensation Committee"), which consists exclusively of Directors who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee has the full and final authority to select employees to whom awards may be granted, to determine the type of awards to be granted to such employees and to make all administrative determinations required by the 1995 Plan. The Compensation Committee also has authority to waive conditions relating to an award or accelerate vesting of awards. The 1995 Plan also provides for certain grants of NQSO to non-employee Directors, and, in the case of such grants, is intended to operate automatically and not require administration. While the Company has no current intention to grant Awards other than stock options, the Board of Directors believes that the ability to utilize different types of equity compensation will give the Company the flexibility needed to effectively adapt to changes in the labor market and in equity compensation practices. For a discussion of options granted under the 1995 Plan to executive officers and Directors of the Company, see "Compensation and Other Transactions With Directors, Nominees and Executive Officers".

     On March 31, 2000, the Board of Directors unanimously approved an amendment to the Company's 1995 Long-Term Incentive and Share Award Plan (the "1995 Plan") to increase the number of shares of Common Stock issuable thereunder by 750,000 shares from 4,162,500 shares to 4,912,500 shares. The following description of certain features of the 1995 Plan is qualified in its entirety by the provisions of the 1995 Plan, a copy of which is attached as Annex A to this Proxy Statement.

     Prior to amendment, an aggregate of 4,162,500 shares have been reserved for issuance under the 1995 Plan, subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure. As of March 31, 2000 approximately 2,343,000 shares are subject to options currently outstanding under the 1995 Plan. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares will again be available for grants of Awards under the 1995 Plan. No eligible employee may receive options or stock appreciation rights under the 1995 Plan for more than 225,000 shares (375,000 shares in the case of the Chairman of the Board of Directors) of Common Stock (subject to adjustment) during any calendar year. The number of shares available for grant under the 1995 Plan (and outstanding Awards) will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalizations, reorganizations or other changes to the capital structure of the Company.

     The grant of an option under the 1995 Plan will generally not result in taxable income at the time of grant for the optionee or an income tax deduction for the Company. The optionee will not have taxable income upon exercising an ISO (except that alternative minimum tax may apply), and the Company will receive no deduction when the ISO is exercised. Upon the exercise of a NQSO, the optionee will recognize ordinary income in the amount by which the fair market value on the date of exercise exceeds the option price. The Company generally will be entitled to a tax deduction for a NQSO Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income.

     It is the intent of the Company to use the 1995 Plan to grant such Awards primarily to the executive officers and Directors of the Company. The 1997 Long Term Incentive and Share Award Plan for Employees the ( "1997 Plan"), was adopted by the Board on January 24, 1997 as the principal plan through which to grant stock and share awards to non-officer employees. An aggregate of 3,300,000 shares have been reserved for issuance under the 1997 Plan, subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure.

     The adoption of the amendment to the 1995 Long Term Incentive and Share Award Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors unanimously recommends a vote "FOR" the proposal to adopt the amendment to increase the number of shares available under the 1995 Long Term Incentive and Share Award Plan.

                PROPOSAL IV: APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP, independent certified public accountants, audited the financial statements of

ANADIGICS, Inc., for the 1999 fiscal year. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of stockholders and will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions. The Audit Committee and the Board of Directors have selected Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000.

     The appointment of the Company's independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the Annual Meeting. For purposes of determining the number of shares voting, only votes cast "for" or "against" are included. Abstentions and broker non-votes are not included.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of stockholders must be received by the Company no later than December 29, 1999. Proposals may be mailed to the Company, to the attention of Secretary, 35 Technology Drive, Warren, NJ 07059.

                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

                                                                         ANNEX A



                                 ANADIGICS, INC.

--------------------------------------------------------------------------------

                  1995 LONG TERM INCENTIVE AND SHARE AWARD PLAN
                    AS AMENDED MAY 29, 1997 AND MAY 24, 2000

--------------------------------------------------------------------------------


     1. Purposes. The purposes of the 1995 Long Term Incentive and Share Award Plan are to advance the interests of ANADIGICS, Inc. and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

     a. Affiliate means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the 'Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     b. Award means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Employee under the Plan.

     c. "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     d. "Beneficiary" means the person, persons, trust or trusts which have been designated by such Eligible Employee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Employee, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     e. "Board" means the Board of Directors of the Company.

     f. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

     g. "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of two or more directors of the Company, each of whom is a 'disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable.

     h. "Company" means ANADIGICS, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

     i. "Director" means a non-employee member of the Board.

     j. "Director's Option" means a NQSO granted to a Director under Section 7.

     k. "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     l. Eligible Employee" means any employee of the Company or its Subsidiaries and Affiliates, including any director who is an employee.

     m. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     n. "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares as of any given date prior to the existence of a public market for the Company's Shares shall mean the Company's book value. Thereafter, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

     o. "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     p. "NQSO" means any Option that is not an ISO.

     q. "Option" means a right, granted under Section 5 (b) or Section 7, to purchase Shares.

     r. "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

     s. "Participant" means an Eligible Employee or Director who has been granted an Award or Director's Option under the Plan.

     t. "Performance Share" means a performance share granted under Section
5(f).

     u. "Performance Unit" means a performance unit granted under Section 5(f).

     v. "Plan" means this 1995 Long Term Incentive and Share Award Plan.

     w. "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

     x. "Restricted Share Unit' means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

     y. "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     z. "SAR" or "Share Appreciation Right" means the right, granted under
Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

     aa. "Shares" means common stock, $.0l par value per share, of the Company.

     bb. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3. Administration.

     a. Authority of the Committee. Except as provided in Section 7, the Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

     (i) to select Eligible Employees to whom Awards may be granted;

     (ii) to designate Affiliates;

     (iii) to determine the type or types of Awards to be granted to each Eligible Employee;

     (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

     (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

     (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Employee;

     (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Employee;

     (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

     (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

     (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     b. Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

     c. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     4. Shares Subject to the Plan.

     a. Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards and Director's Options under the Plan shall be 4,912,500. No Award or Director's option may be granted if the number of Shares to which such Award or Director's Option relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards or Director's Options are forfeited, canceled, terminated, exchanged or surrendered or such Award or Director's Option is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award or Director's Option shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards or Director's Options under the Plan; provided, however, that in the case of forfeiture, cancellation, exchange or surrender of Restricted Shares or Restricted Share Units with respect to which dividends or Dividend Equivalents have been paid or accrued, such number of Shares shall not be available for Awards or Director's Options unless, in the case of Shares with respect to which dividends or Dividend Equivalents were accrued but unpaid, such dividends and Dividend Equivalents are also forfeited, canceled, exchanged or surrendered. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. Subject to adjustment as provided in
Section 4(c) hereof, the maximum number of Shares with respect to which options or SARs may be granted during a calendar year to any Eligible Employee under this Plan shall be 225,000 Shares.

     b. Any Shares distributed pursuant to an Award or Director's Option may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

     c. In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

     5. Specific Terms of Awards.

     a. General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Employee.

     b. Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Employees on the following terms and conditions:

     (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

     (ii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Employees.

     (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the earlier of the date of adoption or shareholder approval of the Plan.

     c. SARS. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Employees on the following terms and conditions:

     (i) Right to Payment. An SAR shall confer on the Eligible Employee to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of an SAR granted in tandem with an option, shall be equal to the exercise price of the underlying Option).

     (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Employees, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or
(2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

     d. Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Employees on the following terms and conditions:

     (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Employee granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

     (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

     (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

     (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

     e. Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Employees, subject to the following terms and conditions:

     (i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Employee). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

     (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to defer-ral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

     f. Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Employees on the following terms and conditions:

     (i) Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Employee to Eligible Employee and shall be based upon such performance criteria as the Committee may deem appropriate. Performance Periods may overlap and Eligible Employees may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

     (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Employee or group of Eligible Employees with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Employee as an Award if the relevant measure of Company performance for the Performance Period is met.

     (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

     (iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

     (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

     g. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Employees, The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

     h. Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

     6. Certain Provisions Applicable to Awards.

     a. Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be ac-quired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

     b. Terms of Awards. The term of each Award granted to an Eligible Employee shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     c. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

     d. Nontransferability. Awards (except for vested Shares) shall not be transferable by an Eligible Employee except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Employee only by such Eligible Employee or his guardian or legal representative. An Eligible Employee's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Employees creditors.

     7. Director's Options

     a. Annual Grant. On January 1 of each year, beginning with January 1, 1996, each Director in office on such date shall automatically be granted a NQSO to purchase 10,000 Shares with an exercise price per Share equal to 100 percent of the Market Value of one Share on the date of grant; provided, however, that such price shall be at least equal to the par value of a Share. Each Option granted to a Director under this paragraph (a) shall become fully exercisable on December 31 of the year the option is granted, and shall expire (unless terminated earlier under paragraph (d) below) on the tenth anniversary of the date of grant.

     b. Initial Grants. Upon consummation of the Company's initial public offering of Shares, each Director in office on the date of such consummation shall automatically be granted a NQSO to purchase 15,000 Shares with an exercise price per Share equal to the initial public offering price per Share of Shares sold in the initial public offering. In addition, each Director who first becomes a Director after the date of the initial public offering will automatically be granted a NQSO on the date he or she is first elected to the Board to purchase 15,000 Shares with an exercise price per Share equal to 100% of the Market Value of one Share on the date of grant; provided, however, that such price shall be at least equal to the par value of a Share. Each Option granted to a Director under this paragraph (b) shall become exercisable in three equal installments, commencing on the date of grant and annually thereafter. Each Option granted under this paragraph (b) shall expire (unless terminated earlier under paragraph (d) below) on the tenth anniversary of the date of grant.

     c. Market Value. For purposes of this Section 7, Market Value shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such prices are officially quoted on such exchange.

     d. Termination of Service. If a person ceases to be a Director, (i) due to retirement after attainment of age 65, (ii) due to death or disability, or (iii) at the end of his or her elected term, all of his or her outstanding Options, to the extent not already exercisable in full, shall become immediately and fully exercisable at the time of termination of service, and all of such Director's Options may be exercised at any time prior to the expiration dates of such Options. If the Director's service terminates for any other reason during his or her elected term, all Options which are not then exercisable shall be cancelled on the date service terminates, and options which are then exercisable may be exercised at any time within six months after the date of such termination, b ut not later than the expiration date of the Options.

     e. Time and Method of Exercise. The exercise price of a Director's Option shall be paid to the Company at the time of exercise either in cash, or in Shares already owned by the optionee and having a total Market Value equal to the exercise price, or in a combination of cash and such Shares.

     f. Nontransferability. No Director's Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, a Director's Option shall be exercisable only by him or her or by his or her guardian or legal representative.

     g. Adjustments. In the event that subsequent to the Effective Date any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Director and preserve the value of the Director's Option, (i) there shall automatically be substituted for each Share subject to an unexercised Director's Option and each Share to be issued under Section 7(a) subsequent to such event the number and kind of shares, other securities or other consideration into which each outstanding Share shall be changed or for which each such Share shall be exchanged, and (ii) the exercise price shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to any unexercised Director's Option shall remain the same as immediately prior to such event.

     h. Administration. To the extent the Plan relates to Director's Options, it is intended to operate automatically and not require administration. However, to the extent that administration is necessary with respect to such grants, the Plan shall be administered by the Secretary of the Company. Since the Director's Options are awarded automatically, this function will be limited to ministerial matters. The plan administrator will have no discretion with respect to the selection of Director optionees, the determination of the exercise price of Director's Options, the timing of such grants or number of Shares covered by the Director's Options.

     8. General Provisions.

     a. Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards or Director's options thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award or Director's Option until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

     b. No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's or director's employment or service at any time.

     c. Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee's tax obligations.

     d. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required (i) in order to insure that Awards granted under the Plan are exempt under Rule 16b-3 or (ii) under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award or Director's Option theretofore granted to him or her. Notwithstanding the other provisions of this paragraph, Section 7 and the other provisions of this Plan applicable to Director's Options may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     e. No Rights to Awards; No Shareholder Riqhts. No Eligible Employee or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees and employees. No Award shall confer on any Eligible Employee any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Award.

     f. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award or Director's Option, nothing contained in the Plan or any Award or Director's Option shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     g. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     h. Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

     i. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award or Director's Option. In the case of Awards to Eligible Employees, the Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated. In the case of Director's options, cash shall be paid in lieu of such fractional shares.

     j. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating toand any Award Agreement shall be determined in the Plan, and any Award Agreement shall determined in accordance with the laws of New York without giving effect to principles of conflict of laws.

     k. Effective Date; Plan Termination. The Plan shall become effective as of February 28, 1995 (the "Effective Date") upon approval by the affirmative votes of the holders of a majority of voting securities of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

     l. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 ANADIGICS, Inc.

     The undersigned hereby appoints Dr. Bami Bastani and Thomas C. Shields proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ANADIGICS, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 24, 2000 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)



--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

The Board of Directors recommends a           Please mark your votes     [X]
vote FOR proposals I, II, III, and IV.        with as indicated in
                                              this example.

Proposal I: ELECTION OF DIRECTORS

                                         WITHHELD   WITHHELD FOR: (Write that
                                                    nominee's name in the space
                                                    provided below)

     Nominees:                  FOR          FOR ALL  __________________________
     Dr. Bami Bastani           [ ]            [ ]
     Paul Bachow

Proposal II: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
             INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 76,000,000 TO 144,000,000.

                                 FOR                   AGAINST        ABSTAIN
                                 [  ]                   [  ]            [  ]

Proposal  III: AMENDMENT TO THE 1995 LONG TERM INCENTIVE AND SHARE AWARD
               PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER BY 750,000 TO 4,912,500.

                                 FOR                   AGAINST        ABSTAIN
                                 [  ]                   [  ]            [  ]

Proposal IV:   APPOINTMENT OF INDEPENDENT AUDITORS

                                 FOR                   AGAINST        ABSTAIN
                                 [  ]                   [  ]            [  ]

Please check here if you expect to attend the Annual Meeting
of Shareholders.                                                        [  ]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all proposals.

Signature(s)                                      Dated
            -------------------------------            -------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                              FOLD AND DETACH HERE

                                 ANADIGICS, Inc.

                         Annual Meeting of Stockholders

                                  May 24, 2000